Exhibit 99.1


               ANCHOR GLASS CONTAINER CORPORATION APPOINTS NEW CFO
          -- Mark Burgess, 24-Year Finance Veteran, Named EVP and CFO--

TAMPA, Fla., April 25, 2005 -- Anchor Glass Container Corporation (NASDAQ:AGCC) today announced that effective May 2, 2005, Mark Burgess, 46, will join the company as executive vice president of finance and chief financial officer and will join Anchor Glass' interim Operating Committee. Mr. Burgess will report to the board of directors through Carlton Donaway, Anchor's Chairman of the Board and the Board's lead director with oversight of Anchor's ongoing operational review.

Mr. Burgess comes to Anchor from Clean Harbors, Inc. (NASDAQ: CLHB), the leading provider of hazardous waste management services in the U.S., where he was executive vice president of finance and administration and chief financial officer. Pete Reno, who has served as Anchor's interim chief financial officer, will assume the title of vice president and interim Operating Committee chairman, also reporting to Mr. Donaway, and will continue to lead the interim Operating Committee pending the selection of a new chief executive officer.

Carlton Donaway, chairman of Anchor Glass' board of directors, stated, "After an intensive search, we are pleased to welcome Mark Burgess as Anchor's CFO. A highly accomplished senior financial executive, Mark has built an impressive background over the past 24 years in finance and administration, capital markets, cost reduction and containment, and regulatory compliance for public and private companies that matches Anchor Glass' current needs. Further, his experience in operations and risk management should provide a valuable resource as Anchor's strategy evolves. Lastly, the board joins me in thanking Pete Reno for his excellent service as interim chief financial officer these past eight months, and looks forward to his continued contributions as part of a solid financial team."

Mr. Burgess served in his most recent capacity with Clean Harbors since 2003. Prior to joining Clean Harbors, he served in senior financial positions with: JL French Automotive Casting, Inc.; Trailmobile Corporation; Fruehauf Canada; and Chase Manhattan Bank. Mr. Burgess holds an MBA from the Fuqua School of Business, Duke University, and a B.A. in Economics from Dickinson College.

FORWARD-LOOKING STATEMENTS
The press release includes forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, including the Company's ability to successfully implement the results of its operational review. Forward-looking statements involve risks and uncertainties faced by the company including, but not limited to, economic, competitive, governmental and technological factors outside the control of the company that may cause actual results to differ materially from the forward-looking statements. These risks and uncertainties may include the highly competitive nature of the glass container industry and the intense competition from makers of alternative forms of packaging; fluctuations in the prices for energy, particularly natural gas, soda ash, other raw materials and freight; the company's focus on the beer industry and its dependence on certain key customers; the seasonal nature of brewing and other beverage industries; volatility in demand from emerging new markets; the company's dependence on certain executive officers; and changes in environmental and other government regulations. The company operates in a changing environment in which new risk factors can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in forward-looking statements. All forward-looking statements are subject to risks and uncertainties, including without limitation those identified in the company's annual report on Form 10-K, which could cause

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actual results to differ from those projected. The company disclaims any obligation to update any forward-looking statements.

ABOUT ANCHOR
Anchor Glass Container Corporation is the third largest manufacturer of glass containers in the United States. It has eight facilities where it produces a diverse line of flint (clear), amber, green and other colored glass containers for the beer, beverage, food, liquor and flavored alcoholic beverage markets.


                                      # # #

INVESTOR CONTACTS:   Richard A. Kabaker,
                     Anchor Glass Container Corporation
                     813/882-7738

                     Jody Burfening/Carolyn Capaccio
                     Lippert/Heilshorn & Associates
                     212/838-3777

MEDIA CONTACT:       Chenoa Taitt
                     Lippert/Heilshorn & Associates
                     212/838-3777




















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